EXHIBIT 5.1

LAW OFFICE OF CARL P. RANNO

Attorney and Counselor at Law	2733 EAST VISTA DRIVE PHOENIX, ARIZONA 85032	Telephone: 602-402-3615 Email: carlranno@cox.net

July 20, 2026

RZ WELLNESS LIMITED

D109, Level 1, Block D. Kelana Square, Jalan SS7/26,

47301 Petaling Jaya, Selangor, Malaysia

Attn: Nicole Chia Tzu Hsuan

Via emailrzwellness1231@gmail.com

RE: Opinion to be filed with an S-1 Registration statement to be filed by RZ Wellness Limited, a Nevada Corporation.

Dear Nicole Chia Tzu Hsuan,

This Opinion is in connection with a registration statement to be filed by RZ Wellness Limited, a Nevada Corporation (the “Company”) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 5,500,000 shares of the Company's common stock, $0.0001 par value, newly issued common shares for public sale by the Issuer.

You have requested my opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, I have examined the Registration Statement, the Company’s Articles of Incorporation filed January 13, 2026, the Company’s Bylaws as adopted on January 13, 2026, the Exhibits attached to the Registration Statement, and the Subscription Agreement to be used for the shares to be issued and such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

I have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to me, the conformity to originals of all documents submitted as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

Based upon and subject to the foregoing, it is my opinion with respect to the registration of 5,500,000 shares of the Company's common stock, $0.0001 par value (the “Shares”), for public sale by the Issuer it is my opinion that the Shares will be duly authorized and when issued and paid for as described in the Registration Statement and Prospectus, will be validly issued, fully paid, non-assessable and issued without a restrictive legend.

This opinion is limited to the Federal laws of the United States, the applicable sections of the Nevada Business Corporation Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel" in the prospectus comprising part of the Registration Statement.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and I assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Sincerely,

By /s/ Carl P. Ranno

Carl P. Ranno